UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2015

PREMIER BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54563	27-2635666
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 31374 El Paso, Texas 79930 (Address of principal executive offices) (zip code)

(814) 786-8849 (Registrant’s telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2015, we entered into a Patent License Agreement (PLA) with the University of Texas at El Paso (UTEP) regarding our joint research and development of CTLA-4 Blockade with Metronomic Chemotherapy for the Treatment of Breast Cancer. This is the first PLA with UTEP following our Collaborative Agreement with them dated May 9, 2012, and memorializes the joint ownership of the applicable patent and the financial and other terms related thereto.

On June 19, 2015, we entered into Amendment No. 1 to Patent License Agreement with UTEP, pursuant to which we explicitly included Provisional Patent Application No. 62/161,116 entitled, “Anti-CTLA-4 Blockade” (the “Application”) under the definition of “Patent Rights” as set forth in the PLA. The Application was filed with the United States Patent and Trademarks Office on May 13, 2015; the underlying technology was invented by Robert Kirken and Georgialina Rodriguez, and is solely-owned by The Board of Regents of The University of Texas System.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1(1)	Patent License Agreement dated March 4, 2015

10.2	Amendment No. 1 to Patent License Agreement dated June 19, 2015.

(1) Incorporated by reference from our Current Report on Form 8-K dated March 4, 2015, and filed with the Commission on March 18, 2015.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Biomedical, Inc.

Dated: June 22, 2015	By:	/s/ William Hartman
William Hartman
	Its:	President and Chief Executive Officer